Exhibit 99.1

WILLOW FINANCIAL BANCORP, INC.

RECEIVES NASDAQ STAFF DETERMINATION LETTER —

WILLOW TO APPEAL

For Immediate Release

                WAYNE, PA. (November 21, 2007) — Willow Financial Bancorp, Inc. (the “Company”) (NASDAQ/Global Select Market: WFBC), announced today that, as expected, it received a Nasdaq Staff Determination letter on November 16, 2007 indicating that the Company was not in compliance with the filing requirements for continued listing on the Nasdaq Stock Market as set forth in Nasdaq Rule 4310(c)(14) and thus, unless the Company requests an appeal of the Nasdaq’s determination, the Company’s common stock is subject to suspension from the Nasdaq Global Select Market at the opening of business on November 27, 2007. The notice was issued in accordance with standard Nasdaq procedures because the Company did not file its first quarter Form 10-Q for the quarter ended September 30, 2007 by the filing deadline. The Company has requested a hearing before the Nasdaq Listing Qualifications Panel which automatically stays the delisting procedure. This means that the Company’s common stock will remain listed and eligible for trading on the Nasdaq Global Select Market pending the Panel’s review and determination. However, there can be no assurance that the Panel will grant the Company’s request for continued listing.

                As previously announced, the Company has enlisted the support of the audit firm of Jefferson Wells to assist in its review of certain reconcilements that appear to indicate an out-of-balance condition. As a result of this ongoing review, the Company delayed filing its quarterly report for the first quarter 2007.

                The Company plans to become current in its filing requirements as soon as practicable following the completion of the review so that the Company can be in compliance with Nasdaq’s continued listing requirements.

About Willow Financial Bancorp:

Willow Financial Bancorp, Inc. (NASDAQ Global Select Market:WFBC), is the holding company for Willow Financial Bank, a growing community bank in Southeastern Pennsylvania with $1.6 billion in assets. With 29 convenient offices, Willow Financial Bank has a substantial community presence in Bucks, Chester, Montgomery, and Philadelphia counties - some of the fastest-growing communities in Pennsylvania. The Bank provides a complete line of products and services, including: retail banking, business and commercial banking, cash management, wealth management and investments. Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners, through sophisticated commercial clients and high net-worth individuals. Willow Financial Bank has been recognized as the “Best Neighborhood Bank” by Philadelphia Magazine in 2007. Headquartered in Wayne, Pa., Willow Financial Bank has the team, the resources and the sophisticated products to compete with any bank in the region. To see what WillPower is worth, visit www.willowfinancialbank.com or call 1-800-NEW WILLOW.

Forward Looking Statements

                This news release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Actual results and future events could differ materially from those stated in such statements due to various factors. Among the factors that could cause actual results to differ materially include, but are not limited to, statements relating to the timing of filing the Corporation’s first quarter 10-Q and restatement of previously issued financial statements; the timing, results and effect of the independent audit firm’s review; the outcome of the Company’s planned hearing with Nasdaq and its appeal of any such determination; the potential delisting of the Company’s common stock from the Nasdaq Global Select Market; and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. These statements are just management’s expectations and involve risks and uncertainties, such that actual results may differ significantly. Forward-looking statements are made as of the date of this press release and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Contact:

Donna M. Coughey

President and Chief Executive Officer

Willow Financial Bancorp, Inc.

610-995-1700

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